Exhibit 5.1

OPINION OF FROST BROWN TODD LLC S AS TO THE LEGALITY OF THE SECURITIES BEING REGISTERED

October 13, 2021

Charah Solutions, Inc.
12601 Plantside Drive
Louisville, KY 40299

Re:	Charah Solutions, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Charah Solutions, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”) of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which Shares may be issued from time to time in accordance with the terms of the Charah Solutions, Inc. 2018 Omnibus Incentive Plan (as amended from time to time, the “Plan”). The Shares are included in a registration statement on Form S-8 under the Act, filed with the Securities and Exchange Commission on October 15, 2021 (the “Registration Statement”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Registration Statement and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, and limited in all respects to the General Corporation Law of the State of Delaware, we are of the opinion that the Shares of Common Stock reserved for issuance under the Plan are duly authorized and that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/Frost Brown Todd LLC